SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) June 24, 2002
                                                          -------------




                          NATIONAL R.V. HOLDINGS, INC.
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               (Exact name of registrant as specified in its charter)

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                    Delaware                                 0-22268                           33-0371079
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(State or other jurisdiction of incorporation)       (Commission File No.)        (I.R.S. Employer Identification No.)


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                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571
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               (Address of principal executive offices and zip code)


     Registrant's telephone number, including area code: (909) 943-6007
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



Item 5.  Other Events

     On June 24, 2002, National R.V. Holdings, Inc. (the "Company") announced the promotion of Michael Jacque to the newly created post of Executive Vice President of Operations. The Company's press release announcing Mr. Jacque's promotion is attached hereto as Exhibit 99.1

Item 7.  Exhibits

99.1     Press Release of the Company dated June 24, 2002

                                                                   SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                            NATIONAL R.V. HOLDINGS, INC.



                                            By:      /s/ Mark D. Andersen
                                                     Mark D. Andersen
                             Chief Financial Officer



Date:  June 24, 2002

                                                                   Exhibit 99.1


     National RV Holdings, Inc. Names Executive Vice President of Operations


     PERRIS, Calif., June 24, 2002 /PRNewswire-FirstCall/ -- National R.V. Holdings, Inc. (NYSE: NVH) today announced the promotion of Michael Jacque to the newly created post of Executive Vice President of Operations.

The Perris, CA based manufacturer of Class "A" motorhomes said Jacque's appointment reflects the Company's increased focus on taking full advantage of available synergies between its National RV and Country Coach divisions.

Brad Albrechtsen, the Company's president and CEO, stated, "As we continue to integrate and streamline our operations, there are considerable opportunities to improve productivity. Mike continues to play an increasingly important role in that process, and we are eager to see the perpetuation of his skills across the entirety of the company's operations."

Mr. Jacque, 44, maintains his role as President of the Company's National RV division, a position he has held since August 2001. In conjunction with Mr. Jacque's new duties, Terry Muir, 41, Vice President of Sales & Marketing at the Company's National RV division, has assumed the administration of the sales and marketing efforts at the Company's Country Coach division, as well.

Mr. Jacque stated: "We are working hard to take advantage of synergies between our two divisions. Already, Finance, Human Resources, Information Systems and Marketing are cross functional and technology sharing has been enhanced. We continue to manufacture chassis for National RV at Country Coach's Junction City facility."

National R.V. Holdings, Inc. is a leading manufacturer of Class A motorhomes. From its Perris, California facility, the Company designs, manufactures and markets National RV Class A motorhomes under brand names including Tradewinds, Dolphin, Islander, and Sea Breeze, and travel trailers under brand names including Sea Breeze, Palisades, Splash, Rage'n, and Blaze'n. From its Junction City facility, the Company designs, manufactures and markets Country Coach high-end (Highline) Class A motorhomes under brand names including Allure, Intrigue, Magna, Affinity, Lexa, and bus conversions under the Country Coach Prevost brand.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; seasonality and potential fluctuations in the Company's operating results; the Company's dependence on chassis suppliers; potential liabilities under repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.


IR Contact:Mark Andersen, CFO         Media Contact: Carol Taylor Clay,
                                                     Public Relations
           National RV Holdings, Inc.                National RV Holdings, Inc.
           (541)998-3720                             (541)998-3720
           cfo@nrvh.com                              ctc@countrycoach.com


           Jeff Lambert or Ben Buursma
           Lambert, Edwards & Associates, Inc.
           (616)233-0500
           mail@lambert-edwards.com